Exhibit 10.03

SECOND AMENDMENT
TO
OPTION AGREEMENT

SECOND AMENDMENT dated as of July 24, 2002 (“Second Amendment”) among Tribune Denver Radio, Inc., a Delaware corporation (“Tribune Denver”), Tribune Broadcasting Company, a Delaware corporation (“Tribune”), Entercom Denver, LLC, a Delaware limited liability company (“Entercom Denver”), Entercom Denver License, LLC, a Delaware limited liability company (“Entercom Denver License”), and Entercom Communications Corp., a Pennsylvania corporation (“Entercom,” and collectively with Entercom Denver and Entercom Denver License, “Optionee”).

W I T N E S S E T H:

WHEREAS, Tribune Denver, Tribune, Entercom Denver, Entercom Denver License and Entercom have entered into an Option Agreement dated as of December 24, 2001 (the “Option Agreement”) providing, among other things, for the grant by Tribune Denver to Optionee of an option to purchase substantially all of the assets, properties and business relating to Radio Broadcast Stations KOSI, 101.1 FM in Denver, Colorado (“KOSI”), KEZW, 1430 AM in Aurora, Colorado (“KEZW”) and KQMT (f/n/a KKHK), 99.5 FM in Denver, Colorado (“KKHK”);

WHEREAS, Tribune Denver, Tribune, Entercom Denver, Entercom Denver License and Entercom entered into a First Amendment to Option Agreement, dated as of May 8, 2002 (the “First Amendment”), pursuant to which the parties agreed that that the Option (as defined in the Option Agreement), could be exercised in multiple transactions;

WHEREAS, pursuant to the Option Amendment, Buyer exercised the Option in part and only with respect to the purchase of the KOSI/KEZW Purchased Assets (as defined in the Option Amendment) and assumption of the KOSI/KEZW Assumed Liabilities (as defined the Option Amendment);

WHEREAS, contemporaneously with the execution of this Second Amendment, Tribune Denver, Tribune, Entercom Denver, Entercom Denver License and Entercom will consummate the KOSI/KEZW Closing (as defined in the Option Amendment);

WHEREAS, each of Tribune Denver, Tribune, Entercom Denver, Entercom Denver License and Entercom desires to amend and supplement the Option Agreement, as amended, in certain respects as described in this Second Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

ARTICLE XXXVI

Definitions.

Except as otherwise indicated herein or unless the context requires otherwise, capitalized terms used herein and not otherwise defined shall the meanings ascribed thereto in the Option Agreement.

ARTICLE XXXVII

Shared Assets, Shared Liabilities and use Arrangements.

If the Option Agreement terminates other than as a result of the KKHK Closing (as defined in the First Amendment), Tribune Denver and Optioneee will, upon or prior to such termination, enter into or otherwise agree upon a Use Arrangement (as defined in the First Amendment) in respect of each Shared Asset (as defined in the First Amendment), that will provide for the continued temporary use by the Using Party (as defined in the First Amendment) of such Shared Asset in order to allow the Using Party a reasonable period of time to locate a replacement asset or property. If the Option Agreement terminates other than as a result of the KKHK Closing, Tribune Denver and Optionee will agree in good faith upon an equitable allocation of the Shared Liabilities that will continue indefinitely until each such KOSI/KEZW Assumed Liability (as defined in the First Amendment) or Remaining Assumed Liability (as defined in the First Amendment) ceases to be a Shared Liability (unless otherwise agreed upon by the parties).

ARTICLE XXXVIII

Amendment of Section 5 of the First Amendment.

The third and fourth sentences of the second paragraph of Section 5 of the First Amendment are hereby deleted and replaced in their entirety with the following:

“Notwithstanding anything contained herein to the contrary, the KOSI/KKHK Transmitter Site and Building located at 21079 Cedar Lake Road, Lookout Mountain, Colorado (the “KOSI/KKHK Transmitter Site”) and the leased premises located at 1601 W. Jewel Avenue in the City of Denver, State of Colorado, leased pursuant to that certain Agreement of Lease for Transmitter Facility dated August 2, 1996 between Tribune Denver and Children’s Radio Group, Inc., as predecessor-in-interest to Public Broadcasting of Colorado, Inc. (the “KOSI/KKHK Backup Transmitter Site Lease”) are Remaining Purchased Assets that shall be considered Shared Assets, and the Studio Building located at 10200 E. Girard Avenue, Denver, Colorado, leased pursuant to that Lease Agreement dated November 14, 1995 between Tribune Denver and Kennedy Center Partnership, as amended (the “Studio Lease”) is a KOSI/KEZW Purchased Asset that shall be considered a Shared Asset. In respect of the KOSI/KKHK Transmitter Site, the KOSI/KKHK Backup Transmitter Site Lease, and the Studio Lease, the parties will agree upon lease or sublease arrangements, as the case may be, with respect to each of the foregoing properties (the “Lease Arrangements”) for the continued use of the KOSI/KKHK Transmitter Site and the leased premises under the KOSI/KKHK Backup Transmitter Site Lease by Optionee (the Using Party) in respect of KOSI and KEZW and for the continued use of the leased premises under the Studio Lease by Tribune Denver (the Using Party) in respect of KKHK, in each case on commercially reasonable terms; provided, that, prior to the occurrence of the KKHK Closing, no rental payments will be assessed to either Optionee or to Tribune Denver, as the case may be, in respect of any of the Lease Arrangements (it being understood that Optionee shall continue to reimburse Tribune Denver for all rental payments and other costs and expenses arising under the

KOSI/KKHK Backup Transmitter Site Lease, as is currently provided under the TBA); provided further, that, in the event of the termination of the Option Agreement following the KOSI/KEZW Closing, but without the prior occurrence of the KKHK Closing, the Lease Arrangements will be amended and will contain the following material terms, as applicable: (i) the term of the KOSI/KKHK Transmitter Site lease will consist of a 99-year term and an annual rental payment of $1.00, and (ii) the terms of the subleases in respect of the Studio Lease and the KOSI/KKHK Backup Transmitter Site Lease, respectively, will be equivalent to the remaining term of the Studio Lease and the KOSI/KKHK Backup Transmitter Site Lease, respectively, and each will provide a mutually agreed upon allocation of the rental payments and other costs and expenses arising under the Studio Lease and KOSI/KKHK Backup Transmitter Site Lease, respectively. The parties agree to negotiate in good faith with respect to such amendments.”

ARTICLE XXXIX

Amendment of Section 12.5 of the Option Agreement.

Subclause (i) of Section 12.5 is hereby deleted in its entirety and replaced with the following:

“(i)  any party to this Agreement may assign all or a part of its rights under this Agreement prior to Closing to a “qualified intermediate” with the meaning of Treasury Regulation Section 1.1031(k)-1(g)(4) without the prior written consent of any other party to this Agreement; provided, however that any such party shall remain primarily liable for all of its obligations under this Agreement,”

ARTICLE XL

Additional Representations and Warranties of Tribune Denver and Tribune.

Without limitation of the representations and warranties of Tribune Denver and Tribune contained in Article IV of the Option Agreement, Tribune Denver and Tribune jointly and severally represent and warrant to Optionee and agree as follows:

Section 40.1.  Each of Tribune Denver and Tribune has the requisite corporate power and authority to execute and deliver this Second Amendment, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.

Section 40.2.  The execution, delivery and performance of this Second Amendment by each of Tribune Denver and Tribune have been duly authorized and approved by all necessary action of Tribune Denver and Tribune and do not require any further authorization or consent of Tribune Denver or Tribune, or their respective stockholders. This Second Amendment is a legal, valid and binding agreement of Tribune Denver and Tribune enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

ARTICLE XLI

Additional Representations and Warranties of Optionee.

Without limitation of Optionee’s representations and warranties contained in Article V of the Option Agreement, Optionee represents and warrants to Tribune Denver and Tribune and agrees as follows:

Section 41.1.  Optionee has the requisite corporate and limited liability company power and authority (as the case may be) to execute and deliver this Second Amendment, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.

Section 41.2.  The execution, delivery and performance of this Second Amendment by Optionee have been duly authorized and approved by all necessary action of Optionee and do not require any further authorization or consent of Optionee, or its respective stockholders or members (as the case may be). This Second Amendment is a legal, valid and binding agreement of Optionee enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

ARTICLE XLII

Miscellaneous.

Except as expressly amended and supplemented by this Second Amendment, the Option Agreement remains in full force and effect. Upon the execution and delivery hereof, the Option Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Option Agreement, and this Second Amendment and the Option Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Option Agreement.

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IN WITNESS WHEREOF, each of Tribune Denver, Tribune, Entercom Denver, Entercom Denver License and Entercom has caused this Second Amendment to be signed by one of its officers thereunto duly authorized all as of the date first written above.

TRIBUNE DENVER RADIO, INC.

By:	/s/ ANDREW J. OLESZCZUK
Andrew J. Oleszczuk
Senior Vice President, Tribune Company

TRIBUNE BROADCASTING COMPANY

By:	/s/ ANDREW J. OLESZCZUK
Andrew J. Oleszczuk
Senior Vice President, Tribune Company

ENTERCOM COMMUNICATIONS CORP.

By:	/s/ JOHN C. DONLEVIE
John C. Donlevie
Executive Vice President

ENTERCOM DENVER, LLC.

By:	/s/ JOHN C. DONLEVIE
John C. Donlevie
Executive Vice President

ENTERCOM DENVER, LICENSE, LLC.

By:	/s/ JOHN C. DONLEVIE
John C. Donlevie
Executive Vice President